Exhibit 24.2

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints A. Robert D. Bailey (for so long as he is an employee of Warner Chilcott Limited or an affiliate of Warner Chilcott Limited), such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, (1) to sign one or more Registration Statements pursuant to the Securities Act of 1933, as amended, with respect to the registration of securities (including guarantees of debt securities of Actavis Funding SCS) issued or guaranteed by Warner Chilcott Limited, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; (2) to sign and file any and all documents and instruments required by state securities or blue sky laws in connection with the registration of any or all of the securities covered by the above Registration Statements; and (3) to sign any documents in connection with related filings under the Securities Exchange Act of 1934, the Trust Indenture Act of 1939 or the Investment Company Act of 1940 and any filings related to applications for listing of the securities on any stock exchanges, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of February 19, 2015 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the secretary of Warner Chilcott Limited.

Signature	Title

/s/ Claire Gilligan	Director
Claire Gilligan

/s/ Robert Whiteford	Director
Robert Whiteford

/s/ Tony Hynds	Director
Tony Hynds